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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SILICON GRAPHICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

DE	94-2789662
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)
1500 Crittenden Lane Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-110683

Securities to be registered pursuant to Section 12(b) of the Act:

(Title of Class)	Name of each exchange on which each class is to be registered
6.50% Senior Secured Convertible Notes due 2009	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of Class)
NONE

Item 1: Description of Registrant's Securities to be Registered

        The description of the Registrant's 6.50% Senior Secured Convertible Notes due 2009 set forth under the heading "Description of the 2009 Secured Notes" in the Registration Statement on Form S-4 (Registration No. 333-110683), as amended (the "Registration Statement"), filed by the Registrant with the Securities and Exchange Commission, is hereby incorporated by reference herein.

Item 2: Exhibits

        1.     Form of 6.50% Senior Secured Convertible Note.

        2.     Form of Indenture between Registrant and U.S. Bank National Association, as trustee for the 6.50% Senior Secured Convertible Notes (U.S. Bank) (incorporated by reference to Exhibit 4.3 of the Registration Statement).

        3.     Form of Intercreditor Agreement to be entered into between Wells Fargo Foothill, Inc. and U.S. Bank and agreed to by Registrant and Silicon Graphics Federal, Inc. (incorporated by reference to Exhibit 4.4 of the Registration Statement).

        4.     Form of Security Agreement to be entered into between Registrant and U.S. Bank.

        5.     Amendment of Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 17, 2003).

        6.     Bylaws of the Registrant currently in effect (incorporated by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 17, 2003.)

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SILICON GRAPHICS, INC.
By:	/s/ SANDRA M. ESCHER Name: Sandra M. Escher Title: Senior Vice President and General Counsel

Date: December 19, 2003

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  Item 1: Description of Registrant's Securities to be Registered
  Item 2: Exhibits
SIGNATURE